        Exhibit 107
Calculation of Filing Fee Tables

Form S-8
(Form Type)

Nextdoor Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)

Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Class A common stock, par value $0.0001 per share	Rule 457(c) and Rule 457(h)	19,418,753(2)	$1.70(3)	$33,011,880.10	0.00014760	$4,872.56
Equity	Class A common stock, par value $0.0001 per share	Rule 457(c) and Rule 457(h)	3,883,750(4)	$1.45(5)	$5,631,437.50	0.00014760	$831.21
Total Offering Amounts					$38,643,317.60		$ 5,703.77
Total Fee Offsets(6)							-
Net Fee Due							$ 5,703.77

(1)    Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such additional and indeterminate number of securities as may become issuable pursuant to the provisions of the Nextdoor Holdings, Inc. 2021 Equity Incentive Plan (the “2021 Plan”) and the Nextdoor Holdings, Inc. 2021 Employee Stock Purchase Plan (the “ESPP”) by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of outstanding shares of Class A common stock, par value $0.0001 per share (the “Class A common stock”), of Nextdoor Holdings, Inc., a Delaware corporation (the “Registrant”).
(2)    Represents additional shares of Class A common stock to be registered and available for grant under the 2021 Plan resulting from the annual 5% automatic increase in the number of authorized shares available for issuance under the 2021 Plan.
(3)    Estimated pursuant to Rules 457(c) and 457(h) under the Securities Act, solely for the purposes of calculating the registration fee and based on the average of the high and low prices of the Registrant’s Class A common stock as reported on the New York Stock Exchange on February 21, 2024, which date is within five business days prior to the filing of this Registration Statement.
(4)    Represents additional shares of Class A common stock to be registered and available for grant under the ESPP resulting from the annual 1% automatic increase in the number of authorized shares available for issuance under the ESPP.
(5)    Estimated pursuant to Rules 457(c) and 457(h) under the Securities Act, solely for the purposes of calculating the registration fee and based on the average of the high and low prices of the Registrant’s Class A common stock as reported on the New York Stock Exchange on February 21, 2024, which date is within five business days prior to the filing of this Registration Statement, multiplied by 85%, which is the percentage of the price per share applicable to purchases under the ESPP.
(6) The Registrant does not have any fee offsets.